As filed with the Securities and Exchange Commission on July 9, 2009

Registration No. [	]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KANSAS CITY LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	44-0308260
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
3520 Broadway, Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Kansas City Life Insurance Company Savings and Profit Sharing Plan

(Full title of the plan)

Mr. William Schalekamp

Kansas City Life Insurance Company

3520 Broadway

Kansas City, Missouri 64111-2565

(Name and address of agent for service)

(816) 753-7000

(Telephone number, including area code, of agent for service)

Copies to: Kenda Tomes Stinson Morrison Hecker LLP 1201 Walnut, Suite 2900 Kansas City, MO 64106 (816) 691-3211

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (par value $1.25 per share)	1,100,000 shares	$ 26.29	$28,919,000	$1613.68

(1)        Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such number of shares registered hereby shall include an indeterminate amount of interests to be offered or sold pursuant to the Thirty-First Amendment and Restatement of the Kansas City Life Insurance Company Savings and Profit Sharing Plan.

(2)        Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of beneficial interest of Kansas City Life Insurance as reported on the NASDAQ Capital Market, LLC on July 2, 2009.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 (“2009 Form S-8”) is being filed by Kansas City Life Insurance (the “Company,” “we,” “us,” “our”) for the purpose of registering additional shares of our common stock, $1.25 par value (“common stock”) and additional plan interests relating to the Thirty-First Amendment and Restatement of the Kansas City Life Insurance Company Savings and Profit Sharing Plan, as amended (the “Plan”) for which securities of the same class were registered on a registration statement on Form S-8 (File No. 333-39714) previously filed and effective on June 20, 2000 (“2000 Form S-8”). Except as otherwise set forth below, this 2009 Form S-8 incorporates by reference the contents of our 2000 Form S-8. This 2009 Form S-8 is being filed to register an additional 1,100,000 shares of the common shares and plan interests subject to issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference in this Registration Statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009;
•	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2008 filed with the SEC on June 26, 2009.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 1, 2009;
•	Our Current Reports on Form 8-K filed with the SEC on March 11, 2009 and May 19, 2009; and
•

The description of our common stock contained in our General Form for Registration of Securities on Form 10 (File No. 001-33348) filed with the SEC on March 6, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this 2009 Form S-8 which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this 2009 Form S-8 and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this 2009 Form S-8 to the extent that the statement modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this 2009 Form S-8.

Item 5. Interests of Named Experts and Counsel.

William Schalekamp, our Senior Vice President, General Counsel and Secretary has provided the legal opinion regarding the legality of our common stock and plan interests. As of July 7, 2009, Mr. Schalekamp owned 8568 shares of our common stock, 7,463 of which were held by the Trustees of the Plan. Mr. Schalekamp has the power to vote all these shares.

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Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of William Schalekamp regarding legality
23.1	Consent of William Schalekamp (included in Exhibit 5.1)
23.2	Consent of KPMG
99.1	Kansas City Life Insurance Company Savings and Profit Sharing Plan

Pursuant to Item 8(b) of Part II of Form S-8, we hereby undertake that we will submit or have submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and have made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 9th day of July, 2009.

KANSAS CITY LIFE INSURANCE COMPANY,

(Registrant)

By:	/s/ R. Philip Bixby
Name:	R. Philip Bixby
Title:	President, Chief Executive Officer, Chairman of the Board

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ R. Philip Bixby R. Philip Bixby	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	July 9, 2009
By: /s/ Tracy W. Knapp Tracy W. Knapp	Senior Vice President, Finance, Chief Financial Officer and Director (Principal Accounting Officer)	July 9, 2009
By: /s/ William A. Schalekamp William A. Schalekamp	Senior Vice President, General Counsel, Secretary and Director	July 9, 2009
By: /s/ Mark A. Milton Mark A. Milton	Senior Vice President, Actuary and Director	July 9, 2009
By: /s/ Richard L. Finn Richard L. Finn	Director	July 9, 2009
By: /s/ Walter E. Bixby Walter E. Bixby	Vice Chairman of the Board and Director	July 9, 2009
By: /s/ John C. Cozad John C. Cozad	Director	July 9, 2009
By: /s/ William R. Blessing William R. Blessing	Director	July 9, 2009
Kansas City Life Insurance Company Savings and Profit Sharing Plan
By: /s/ Charles R. Duffy Name: Charles R. Duffy	Trustee	July 9, 2009
By: /s/ Tracy W. Knapp Tracy W. Knapp	Trustee	July 9, 2009
By: /s/ Mark A. Milton Mark A. Milton	Trustee	July 9, 2009

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of William Schalekamp regarding legality
23.1	Consent of William Schalekamp (included in Exhibit 5.1)
23.2	Consent of KPMG
99.1	Kansas City Life Insurance Company Savings and Profit Sharing Plan

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